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                                                                   EXHIBIT 10.15
                           PREMARK INTERNATIONAL, INC.
                                SUPPLEMENTAL PLAN
               (As Amended and Restated Effective January 1, 1999)









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                  PREMARK INTERNATIONAL, INC. SUPPLEMENTAL PLAN
               (As Amended and Restated Effective January 1, 1999)






CONTENTS
--------


   Article I. Establishment and Construction.................................. 1
   1.1  Establishment and Amendment........................................... 1
   1.2  Purpose............................................................... 1

   Article II.  Definitions, Construction, and Interpretation................. 2
   2.1  Definitions........................................................... 2
   2.2  Gender and Number..................................................... 5
   2.3  Employment Rights..................................................... 6
   2.4  Severability.......................................................... 6
   2.5  Applicable Law........................................................ 6

   Article III.  Benefit Limitations Relating to Defined Contribution Plans... 7
   3.1  Participation......................................................... 7
   3.2  Benefit Amount........................................................ 8
   3.4  Establishment of Accounts.............................................10
   3.5  Benefit Payment or Commencement.......................................10
   3.6  Form of Distribution..................................................11

   Article IV.  Benefit Limitations Relating to Defined Benefit Plans.........12
   4.1  Participation.........................................................12
   4.2  Benefit Amount........................................................12
   4.3  Establishment of Accounts.............................................12
   4.4  Benefit Payment or Commencement.......................................13
   4.5  Form of Distribution..................................................13

   Article V. Change of Control...............................................14
   5.1  Participation.........................................................14
   5.2  Benefit Amount........................................................14
   5.3  Establishment of Accounts.............................................14
   5.4  Benefit Payment.......................................................14
   5.5  Form of Distribution..................................................14

   Article VI.  General Provisions............................................16
   6.1  Funding...............................................................16
   6.2  Vesting...............................................................16
   6.3  Form of Distribution..................................................16
   6.4  Death Benefits........................................................17
   6.5  Administration........................................................17

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         6.6  Claims and Appeals.............................................17
         6.7  Expenses.......................................................19
         6.8  Indemnification and Exculpation................................19
         6.9  Interests Not Transferable.....................................19
         6.10  Action by the Corporation or Affiliates.......................19
         6.11  Effect on Other Benefit Plans.................................19
         6.12  Tax Liability.................................................19

         Article VII.  Amendment and Termination.............................21
         7.1  Amendment and Termination......................................21




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ARTICLE I. ESTABLISHMENT AND CONSTRUCTION

1.1 ESTABLISHMENT AND AMENDMENT

Premark International, Inc. (the "Corporation") presently maintains an unfunded deferred compensation plan, known as "The Premark International, Inc. Supplemental Plan", which provides benefits to certain eligible employees of the Corporation and its Affiliates. This plan was established effective as of September 28, 1986, and was last amended and restated effective as of April 1, 1997. Said plan is hereby further amended and restated as set forth herein effective as of January 1, 1999.

1.2 PURPOSE

The Corporation and its Affiliates sponsor several defined benefit plans and defined contribution plans for the benefit of their U.S. employees and their beneficiaries. These plans cover a variety of employee groups and are intended to operate as "qualified plans" as that term is defined under the Code.

These qualified plans are subject to limitations under section 415 of the Code that sometimes result in the diminution of allocations and benefits payable on behalf of certain employees. This Plan is established to offset this diminution for eligible employees. These benefits are intended to constitute an "unfunded excess benefit plan" under Section 3(36) of ERISA.

These qualified plans also contain certain other restrictions, including restrictions under Code sections 401 (a)(17), 401(k), and 402(g), that sometimes result in a diminution of benefits available to certain highly compensated employees. Also, these qualified plans exclude from the definition of "compensation" amounts deferred by such employees to this Plan thereby resulting in a diminution of benefits with respect to such deferrals. This Plan is established to offset these diminutions, in part and to the extent provided herein, for eligible employees. These benefits are intended as constituting an unfunded deferred compensation plan for a select group of highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401 (a)(1) of ERISA.


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ARTICLE II.  DEFINITIONS, CONSTRUCTION, AND INTERPRETATION

2.1 DEFINITIONS

The following terms shall have the meaning stated below unless the context clearly indicates otherwise.

(a) "ADMINISTRATOR(S)" means a committee of the Board, such Employee, Employees, or committee of Employees as may from time to time be designated by the Board or a committee of the Board to have the authority and control over some specified portion of the administration and management of the Plan.

(b)   "AFFILIATE" means-

      (1) any corporation other than an Employer, i.e., either a subsidiary corporation or an affiliated or associated corporation of an Employer, which together with an Employer is a member of a "controlled group" of corporations (as defined in section 414(b) of the Code);

      (2) any organization which together with an Employer is under "common control" (as defined in section 414(c) of the Code);

      (3) any organization which together with an Employer is an "affiliated service group" (as defined in section 414(m) of the Code); or

      (4) any other entity required to be aggregated with an Employer pursuant to regulations under section 414(o) of the Code.

(c)  "BOARD" means the Board of Directors of the Corporation.

(d)  "CHANGE OF CONTROL" effective November 6, 1996, means the following events:

     (1) the acquisition, other than from the Corporation, by any individual, entity, or group (within the meaning of Section 13
           (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing twenty (20) percent or more of the combined voting power of the Corporation's securities entitled to vote in the election of directors; provided, however, that any acquisition by the Corporation or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or any merger or acquisition following which more than sixty
           (60) percent of the combined voting power of the securities of the

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         resulting parent corporation is held by the holders of the combined voting power of the Corporation's securities in substantially the same proportion as their ownership immediately prior to such transaction and the Incumbent Board still constitutes at least a majority of the Board, shall not constitute a Change of Control; or

(2) individuals who, as of November 6, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to November 6, 1996, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

(3)      approval by the shareholders of the Corporation of-

         (A) a complete liquidation or dissolution of the Corporation, or

         (B) the sale or other disposition of all or substantially all of the assets of the Corporation, or

         (C) a reorganization, merger, or consolidation of the Corporation, provided that such transaction shall not constitute a Change of Control if, following such transaction, the holders of the combined voting power of the Corporation's securities own more than sixty
              (60) percent of the combined voting power of the securities of the Corporation which acquires the assets in (B) above or the parent Corporation which results from the reorganization, merger or consolidation in (C) above and the Incumbent Board still constitutes at least a majority of such entities; or


         (D) the sale or other disposition, in response to a pending or threatened Change of Control, of a majority of the voting stock or all or substantially all of the assets of the Corporation comprising the decorative laminate business or the food equipment business, if the sales or operating income of such business constituted at least twenty (20) percent of the Corporation's consolidated sales or operating income during the most recently completed fiscal year. The Board shall

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           determine, in its sole discretion, whether the sale or other disposition of such businesses is in response to a pending or threatened Change of Control. If the Board determines that such transaction is not in response to a pending or threatened Change of Control, the Participant shall have no right to the benefits resulting from a Change of Control; provided, however, that the Board shall review the circumstances of such transaction, including management's role in initiating the transaction, its effect on shareholder value, and its effect on the Participant's responsibilities and terms of employment, and shall determine, in its sole discretion, whether all or any part of the benefits resulting from a Change of Control shall be awarded to the Participant.

(e) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

(f)   "COMPENSATION" means:

      (1) for purposes of Article III, a Participant's "Compensation" as defined in the Defined Contribution Plan, for a calendar year (disregarding any provision having the effect of excluding the Participant's deferrals to this Plan); and

      (2) for purposes of Article IV, a Participant's "Compensation" as defined in the Defined Benefit Plan, for a calendar year (disregarding any provision having the effect of excluding the Participant's deferrals to this Plan).

      Notwithstanding the above, the definition of "Compensation" in the Defined Compensation Plan and the Defined Benefits Plan shall not include the compensation limit of Code section 401(a)(17).

(g) "DEFINED BENEFIT PLAN" means the Premark International, Inc. Base Retirement Plan on account of which a Participant becomes eligible under this Plan.

(h) "DEFINED CONTRIBUTION PLAN" means the Premark International, Inc. Retirement Savings Plan.

(i) "EMPLOYER" means the Corporation and its Affiliates the employees of which participate in any Defined Benefit Plan or Defined Contribution Plan.

(j) "EMPLOYER PROVIDED BENEFIT" are amounts provided under this Plan on behalf of a Participant by the Employer under Section 3.2(a).

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(k)   "ERISA" means the Employee Retirement Income Security Act of 1974, as
      amended from time to time.

(l) "HIGHLY COMPENSATED EMPLOYEE" means with respect to a calendar year an employee of the Employer whom the Administrator(s) determines to be a highly compensated employee within the meaning of Code section 414(q).

(m) "MAXIMUM RATE" means a limitation on the rate of contribution, as a percentage of Compensation, of elective deferals placed on Highly Compensated Employees by the Administrator under the Defined Contribution Plan for the calendar year in order to pass the actual deferral percentage or actual compensation percentage discrimination tests of Codes sections 401(k) and 401(m), respectively.

(n) "PARTICIPANT" means a Highly Compensated Employee or former Highly Compensated Employee or Level I Employee, who meets the participation requirements set forth in Section 3.1, 4. 1, or 5.1 (whichever is applicable) of this Plan.

(o) "PREMARK INCENTIVE PLAN" means the Premark International, Inc. 1994 Incentive Plan.

(p) "RETIREMENT" means a Participant's termination of employment with the Corporation and Affiliates on or after the date the Participant either-

      (1) has become eligible to receive an immediate retirement benefit under the Defined Benefit Plan or, in the event the Participant is not covered by the Defined Benefit Plan, the Participant either has attained (A) age fifty-five (55) with ten (10) years of service or (B) age sixty-five (65), or

      (2) has immediate coverage under a retiree medical plan maintained by the Employer.

Salary Reduction Contributions are before-tax contributions made to this Plan under Section 3.2(b).

Unless the context clearly indicates otherwise, terms not defined in this Section shall have the meaning specified in the applicable Defined Benefit Plan or Defined Contribution Plan (if defined therein). Where the defined meaning is intended, the term is capitalized.

2.2   GENDER AND NUMBER

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Unless the context clearly requires otherwise, masculine pronouns whenever used shall include the feminine and neuter pronouns, and the singular shall include the plural.

2.3  EMPLOYMENT RIGHTS

Establishment of the Plan shall not be construed to give any Participant the right to be retained by the Employer or to receive any benefits not specifically provided by the Plan.

2.4  SEVERABILITY

If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan. The Corporation shall have the privilege and opportunity to correct and remedy such question of illegality or invalidity by amendment as provided in the Plan.

2.5  APPLICABLE LAW

(a) This Plan, to the extent considered an "unfunded supplemental executive retirement plan", is fully exempt from Titles II, III, and IV of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA.

(b) In addition, this Plan, to the extent considered an "unfunded excess benefit plan", is fully exempt from the provisions of ERISA pursuant to
     Section 4(B)(5) thereof.

(c) To the extent not governed by ERISA, the Plan shall be governed by and construed according to the laws of the State of Illinois.



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ARTICLE III.  BENEFIT LIMITATIONS RELATING TO DEFINED CONTRIBUTION PLANS

3.1   PARTICIPATION

(a) A person who is a participant in a Defined Contribution Plan shall be an eligible Participant under this Article for a calendar year if such person satisfies any of the following:

      (1) the person is a Level I Employee as designated by the Employer for that calendar year;

      (2) the person's Compensation for the prior calendar year was equal to or greater than $125,000;

      (3) the person's Compensation for the prior calendar year was equal to or greater than $100,000, the person received a stock option award under the Premark Incentive Plan during the prior calendar year and the person participated in a performance award under the Premark Incentive Plan with respect to services performed during the prior calendar year; or

      (4) the Administrator(s) designates the individual to be a Participant for that calendar year because the Administrator(s) reasonably believes that the individual will satisfy the requirements of either (a)(2) or (a)(3) of this
           Section 3.1.

(b) Participation in this Plan for a calendar year commences, with respect to the Employer Provided Benefit, on the first payroll period upon which occurs (i) the employee contributions, employer contributions, forfeitures, compensation, or allocations under the applicable Defined Contribution Plan are restricted for that calendar year as a result of the provisions of Code sections 415, 401(a)(17), and/or 402(g), or any successor provisions thereto; or (ii) a Participant's Salary Reduction Contributions are made to this Plan.

(c) Participation in this Plan for a calendar year commences with respect to Salary Reduction Contributions, on the earliest of (i) the first payroll period of the calendar year from which amounts are withheld as a contribution to the Defined Contribution Plan when the Participant has irrevocably elected to make contributions to the Defined Contribution Plan and to this Plan at a rate in excess of the Maximum Rate; (ii) the first payroll period of the calendar year where the aggregate amount of
      (A) deferrals to the Defined Contribution Plan subject to Code section 402(g), or any successor thereto; plus (B) Salary Reduction Contributions to this Plan, equal the Code section 402(g) limit, or

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       any successor thereto; or (iii) the first payroll period of the calendar year where the Participant's Compensation exceeds the amount allowed by Code section 401(a)(17), or any successor provision thereto.

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3.2   BENEFIT AMOUNT

For each calendar year of the Defined Contribution Plan, a Participant shall be credited with a benefit equal to the sum of the amounts in (a) and (b) below-

(a) EMPLOYER-PROVIDED BENEFITS. The amount of Employer-Provided Benefits shall equal to the sum of:

      (1) the excess of (A) the amount which would have been allocated for the calendar year, but for the limitations described in
           Section 3.1(b) and based on Compensation as defined in this Plan, over (B) the amount allocated for the calendar year, to the Participant's Defined Contribution Plan account balance, without regard to the rate of contribution elected by the Participant under the Defined Contribution Plan; and,

      (2) provided that the Participant has made a timely submission to the Administrator of an election to make before-tax deferrals for the calendar year to this Plan and the Defined Contribution Plan, the excess of (A) the amount which would have been allocated for the calendar year, but for the limitations described in Section 3.1(b) and based on Compensation as defined in this Plan, over (B) the amount allocated for the calendar year, to the Participant's Defined Contribution Plan account, where both (A) and (B) are based on the rate of contribution specified in a timely election by the Participant under this Plan and the Defined Contribution Plan, as in effect on January 1 of such calendar year (or such later date as of which an individual is first eligible to participate as described in Section 3.2(c)), and (B) is subject to the Maximum Rate.

      For purposes of this subsection, contributions made pursuant to a salary reduction agreement shall be deemed a Participant contribution and not an Employer-provided benefit.

(b) SALARY REDUCTION CONTRIBUTIONS. Upon timely submission to the Administrator(s) of an election to participate, a Participant shall be eligible to make before-tax deferrals to this Plan equal to the amount of contributions that would have been made to the Defined Contribution Plan pursuant to a salary reduction agreement but for the Imitations described in Section 3.1(b) and based on Compensation as defined in this Plan. Such amount shall be based on the rate of Salary Reduction Contributions elected by the Participant under this Plan, without regard to the Maximum Rate, and the rate of contributions elected to be made to the Defined Contribution Plan by salary reduction, without regard to the Maximum Rate, as in effect on January 1 of each calendar year (or such later date as of which an individual


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      is first eligible to participate as described in Section 3.2(c)) for which such elections are effective.

(c) ELECTION TO PARTICIPATE. To be effective for a calendar year, an election to participate must be communicated in writing to the Administrator(s) prior to January 1st of such year. Once an election is made, it shall continue in effect unless and until the Participant notifies the Administrator(s) in writing of his intention to change or cancel his election, which cancellation or change shall not be effective for purposes of this Plan until the first day of the calendar year following the year in which the Administrator(s) receives such notification.

      (1)  For a person first becoming an eligible Participant under this
           Article 3.2(c), such election to participate must be communicated in writing to the Administrator(s) no later than thirty (30) days after the date he is notified of his eligibility to make such deferrals, in which event-

           (A) the election shall be effective for the first payroll period occurring after the Administrator(s) receives such written election, and

           (B) deferrals pursuant to such election shall be determined with reference to contributions to the Defined Contribution Plan beginning with said payroll period.

      (2) If an election to participate is not timely filed, the eligible Participant may elect to participate at the beginning of any subsequent calendar year by submitting an election to the Administrator(s) prior to the beginning of any subsequent calendar year.

(d) CONTRIBUTION RATE CHANGES. An election to participate and the rate of Salary Reduction Contributions elected by the Participant to this Plan and the rate of contributions elected to be made to the Defined Contribution Plan by salary reduction, without regard to the Maximum Rate, will be irrevocable and shall continue for the balance of the calendar year at the rate in effect at the beginning of the calendar year (or such later date as of which an individual is first eligible to participate as described in Section 3.2(c)).

3.3   EARNINGS

The benefit amount for each Participant pursuant to Section 3.2 shall be adjusted and credited to each Participant's account at the end of each business day to reflect an assumed rate of earnings, as follows:

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(a)   Interest shall accrue on each day within a calendar quarter at an annual rate equal to the prime rate published in the Wall Street Journal at the beginning (January 1, April 1, July 1, October 1) of each calendar quarter plus one percent (the "Quarterly Rate"). The amount of earnings credited to each Participant shall be calculated based on the balance in the Participant's account at the end of each day, times the Quarterly Rate divided by 365 (or 366 during a leap year).

(b) (1) In the event of a distribution (whether in a lump sum or installments and whether or not deferred), earnings shall be credited to the Participant's account in the manner and amount specified in Section 3.3 (a) through the day prior to the day in which the distribution is made or installment payments begin.

      (2) In the event the Participant elects to receive the distribution in installments pursuant to Section 6.3(b), the benefit amount shall be further credited with a rate of earnings for each day of the installment payment period in the manner and amount specified in Section 3.3(a).

3.4   ESTABLISHMENT OF ACCOUNTS

An account shall be established on the Corporation's financial ledgers for Participants entitled to a benefit under Section 3.2. The amounts credited to the account shall be equal to the amounts of the Participant's benefit under
Section 3.2 and Section 3.3. Amounts shall be credited to the Participant's account at the same time a similar amount is (or would have been) credited to the Participant's Defined Contribution Plan account.

3.5   BENEFIT PAYMENT OR COMMENCEMENT

(a) Subject to Article V, in the event the Participant is to receive a lump sum distribution under Section 6.3(a) or elects to receive an immediate lump sum distribution under Section 6.3(b), the Participant's account established under Section 3.4 shall be payable as soon as practicable following the Participant's termination of employment with the Corporation and Affiliates.

(b) Subject to Article V, each Participant who satisfies the requirements of Section 6.3(b) may elect to defer the lump sum payment or commencement of installment payments. In such event, the payment or commencement of installments shall be made as soon as practicable following the first anniversary of termination of employment with the Corporation and Affiliates. The Participant shall be permitted to revoke such election or to change the election in a manner consistent with Section 6.3(b), provided that such a relocation or change shall not be effective unless the Participant's new written election has been on file with the Administrator(s)

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      for at least twelve (12) months prior to the date of Participant's termination of employment with the Employer.

(c) To the extent the payment or commencement of a benefit is deferred under this Section, the amount so deferred shall continue to accrue an assumed rate of earnings, as described in Section 3.3.

3.6   FORM OF DISTRIBUTION

The account established for a Participant under Section 3.4, in conjunction with the account(s) established under Section 4.3 shall be payable in the same manner described under Section 6.3; or if applicable, Section 5.4.



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ARTICLE IV.  BENEFIT LIMITATIONS RELATING TO DEFINED BENEFIT PLANS

4.1   PARTICIPATION

(a) An employee who is a Highly Compensated Employee or who on or after January 1, 1998, is a Level I Employee (who is designated as such by the Administrator(s)) and who is a participant in a Defined Benefit Plan shall become a Participant under this Article on the first date upon which his Compensation and/or benefits under the applicable Defined Benefit Plan are restricted as a result of the provisions of Code sections 415 and/or 401(a)(17), or any successor provisions thereto.

(b) A person who is a Participant described in Section 3.1(c) shall become a Participant under this Article on the same day as of which the person becomes a Participant under Section 3.1(c).

4.2   BENEFIT AMOUNT

A Participant shall receive a benefit equal to the actuarial equivalent of the benefit under the Defined Benefit Plan that he is prevented from receiving as a result of the restrictions described in Section 4.1. This amount is equal to the excess of (a) over (b) below:

(a) the amount of benefit which the Participant would have received under the Defined Benefit Plan if his benefits under any of such Defined Benefit Plan had been based on Compensation as defined in this Plan and had not been reduced by the restrictions described in Section 4.1(a); and

(b) the amount of benefit the Participant actually receives under the Defined Benefit Plan.

For purposes of this Section, "actuarial equivalent" shall be determined on the same basis as single sum distributions payable from the Defined Benefit Plan and subject to the same actuarial factors and adjustments.

4.3   ESTABLISHMENT OF ACCOUNTS

An account shall be established on the Corporation's financial ledgers for Participants entitled to a benefit under Section 4.2. The amount credited shall be equal to the amount of the Participant's benefit under Section 4.2, and, if applicable, adjusted for earnings pursuant to Section 4.4(c).


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4.4   BENEFIT PAYMENT OR COMMENCEMENT

(a) Subject to Article V and except as otherwise specified in Section 6.3(b), the benefit payable under Section 4.2 shall be payable to the Participant as soon as practicable following the Participant's termination of employment with the Corporation and Affiliates.

(b) Subject to Article V, each Participant who satisfies the requirements of Section 6.3(b) may elect to defer the lump sum payment or commencement of installment payments. In such event the payment or commencement of installments shall be made as soon as practicable following the first anniversary of termination of employment with the Corporation and Affiliates. The Participant shall be permitted to revoke such election or to change the election in a manner consistent with Section 6.3(b), provided that such a revocation or change shall not be effective unless the Participant's new written election has been on file with the Administrator(s) for at least twelve (12) months prior to the date of Participant's termination of employment with the Employer.

(c) To the extent the payment or commencement of a benefit is deferred under this Section, the amount so deferred shall accrue an assumed rate of earnings in the manner and amount described in Article III commencing on the date as of which payment would have commenced.

4.5   FORM OF DISTRIBUTION

The account established for a Participant under Section 4.3, in conjunction with the account(s) established under Section 3.4 shall be payable in the manner described under Section 6.3; or if applicable, Section 5.4.


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ARTICLE V. CHANGE OF CONTROL

5.1   PARTICIPATION

A Participant shall become entitled to a benefit under this Article only if covered by the Corporation's change of control policy or an employment agreement with the Corporation and Affiliates which becomes effective upon a Change of Control.

5.2   BENEFIT AMOUNT

A Participant shall receive a benefit only if there is a Change of Control of the Corporation and the Participant terminates employment with the Corporation and Affiliates as a result of the Change of Control pursuant to an employment agreement or the Corporation's change of control policy. The benefit amount payable will equal the excess of (a) over (b) below:

(a) the amount of benefit which the Participant would have received under this Plan and all of his Employer-sponsored qualified retirement plans had the Participant been fully vested in such plans at his termination of employment with the Corporation and its Affiliates; and

(b) the amount of benefit in which the Participant has a vested interest under this Plan and all of his Employer-sponsored qualified retirement plans at his termination of employment with the Corporation and Affiliates.

5.3   ESTABLISHMENT OF ACCOUNTS

An account shall be established on the Corporation's financial ledgers for Participants entitled to a benefit under this Article V. The amount credited shall be equal to the amount of the Participants' benefit under Section 5.2.

5.4   BENEFIT PAYMENT

Notwithstanding any other term or provision of this Plan and in lieu of any other benefit payable under this Plan, payment of benefits under this Article V, if any, and the benefit amount payable under Articles III and IV shall be made within thirty (30) days following the Participant's termination of employment with the Corporation and Affiliates.

5.5   FORM OF DISTRIBUTION

Such benefits described in Section 5.4 shall be paid in a single sum payment. In determining the single sum value of a benefit payable as a result of participation in a Defined Benefit Plan, the single sum shall be determined on the same basis as single sum distributions payable from the Defined Benefit Plan and subject to the same actuarial factors and adjustments.

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


ARTICLE VI.  GENERAL PROVISIONS

6.1   FUNDING

All amounts paid under this Plan shall be paid in cash from the general assets of the Employer. Such amounts shall be reflected on the accounting records of the Corporation but shall not be construed to create or require the creation of a trust, custodial account, or escrow account. No Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts or funds that the Corporation and Affiliates may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Corporation and Affiliates and an employee or any other person. Neither a Participant nor beneficiary of a Participant shall acquire any interest greater than that of an unsecured creditor.

6.2   VESTING

Benefits under this Plan shall become nonforfeitable when and to the extent they would have become nonforfeitable had they been attributable to the applicable qualified plan, except as otherwise provided in Section 5.2. Notwithstanding the preceding sentence, a Participant or his beneficiary shall have no right to benefits under this Plan if the Administrator(s) determines that he engaged in a willful, deliberate, or gross act of commission or omission which is substantially injurious to the finances or reputation of the Employer.

6.3   FORM OF DISTRIBUTION

Subject to Article V,

(a) if the total value of the account(s) established for a Participant under Section 3.4 and/or Section 4.3 is equal to or less than $100,000, the total Plan benefit shall be payable in a single-sum distribution on the date determined pursuant to Sections 3.5(a) and 4.4(a). No other form of distribution will be available to the Participant.

(b) if the total value of the account(s) established for a Participant under Section 3.4 and/or Section 4.3 exceeds $100,000, the total Plan benefit shall be payable in a single sum distribution on the date determined pursuant to Sections 3.5 (a) and/or 4.4(a). However, each Participant may elect that payment be made in either a single sum distribution or equal annual installments over a period of ten (10) years beginning with the date determined pursuant to Sections 3.5(b) and/or 4.4(b) provided that such election shall not be effective unless-

      (1)   the Participant's termination is on account of his Retirement, and


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

      (2) the Participant's written election of such alternative distribution has been on file with the Administrator(s) for at least twelve (12) months prior to the date of Participant's termination of employment with the Employer.

6.4   DEATH BENEFITS

(a) Each Participant shall have the right to designate a beneficiary to receive death benefits under this Plan upon the death of the Participant. In the absence of a valid beneficiary designation, the Participants spouse or, if the Participant is unmarried, the Participant`s Beneficiary under the Defined Contribution Plan shall be the beneficiary of the Participant's benefits under this Plan.

(b) In the event of a Participant's death prior to the commencement of benefits, his beneficiary will receive such benefits in a single-sum distribution as soon as practicable after the Participant's death. Benefits attributable to Defined Benefit Plans shall be calculated and subject to the same actuarial factors and adjustments used in determining the death benefits under the applicable Defined Benefit Plan.

(c) If the Participant dies after the commencement of benefits and before all benefits have been distributed, the beneficiary shall receive all unpaid benefit amounts, if any, in the same manner and form of distribution as the Participant.

6.5   ADMINISTRATION

This Plan shall be administered by the Administrator(s). The Administrator(s) shall have, to the extent appropriate, the same powers, rights, duties, and obligations with respect to this Plan as they do for the applicable qualified plans; provided, however, that the Administrator(s) determination of the questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

6.6   CLAIMS AND APPEALS

If any part of an application for benefits under the Plan is denied, the following claim procedure applies:

(a) The Administrator(s) shall act upon each application for benefits within ninety (90) days after receipt of the application. If special circumstances require an extension of time, such Administrator(s) shall notify the applicant of the delay and shall act within one hundred eighty (180) days after receipt of the application. The Administrator(s) shall also explain the reason for the delay and indicate the date on which a decision may be expected. If the



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

    Administrator(s) does not act on an application for benefits within ninety (90) days (or one hundred eighty (180) days, if applicable), the application will be deemed to have been denied.

(b) If a claim is denied in whole or in part, the applicant shall be notified in writing of the following information:

    (1) the specific reasons for such denial;

    (2) specific reference to pertinent Plan provisions on which the denial is based;

    (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

    (4) an explanation of the Plan's claim review procedure.

(c) The applicant may appeal by delivering a written notice to the Administrator(s) within sixty (60) days after receiving notice of denial from the Administrator(s) or, if no notice of denial was received, within one hundred fifty (150) days (or two hundred forty
    (240) days, if applicable) after the claim was filed. The applicant's notice of appeal should:

    (1) request a review of his application for benefits by the Administrator(s);

    (2) set forth all of the grounds upon which his request for review is based and any facts in support; and

    (3) set forth any issues or comments which the applicant deems pertinent to his application.

If he appeals, the applicant may review pertinent documents at any reasonable time and place specified by the Administrator(s) and may submit any additional written materials pertinent to the appeal not set forth in the notice of appeal.

(d) Any appeal will be reviewed by the Administrator(s). The applicant, who may be represented by any person, will be entitled to appear before the Administrator(s) to present his claim. The Administrator(s) will decide the appeal not later than sixty (60) days after receiving the notice of appeal. If special circumstances require an extension of time, a decision will be made as soon as possible, but not later than one hundred twenty (120) days after receipt of the notice of appeal. The Administrator(s) shall also explain the reason for the delay and indicate the date on which a decision may be expected. The decision of the Administrator(s) will be in writing and will state clearly the reasons for the decision including specific reference to the provisions of the Plan supporting the decision. The decision of the Administrator(s) on any and all appeals shall be final and conclusive upon all applicants.

6.7  EXPENSES

The expenses of administering the Plan shall be borne by the Employer.

6.8  INDEMNIFICATION AND EXCULPATION

The Administrator(s), its agents, and officers, directors, and employees of the Corporation and its Affiliates shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Corporation's written approval) or paid by them in satisfaction of a judgement in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

6.9  INTERESTS NOT TRANSFERABLE

The interests of the Participants and their beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.

6.10 ACTION BY THE CORPORATION OR AFFILIATES

Any action required of or permitted by the Corporation or an Affiliate under this Plan shall be by approval of the Administrator(s) or any person or persons authorized by the Administrator(s).

6.11 EFFECT ON OTHER BENEFIT PLANS

Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Corporation and Affiliates. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

6.12 TAX LIABILITY

The Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard, to such payment.

ARTICLE VII.  AMENDMENT AND TERMINATION

7.1 AMENDMENT AND TERMINATION

The Corporation, by written action of the Administrator(s) reserves the right to amend this Plan from time to time or to terminate the Plan at any time; provided, however, the Corporation will not be entitled to amend the provisions of Article V following a Change of Control.


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